Exhibit 10.2
GLOBAL EMPLOYMENT HOLDINGS, INC.
CONSENT
AND
SECOND AMENDMENT
TO
SENIOR SECURED CONVERTIBLE NOTES
THIS CONSENT AND SECOND AMENDMENT TO SENIOR SECURED CONVERTIBLE NOTES (this “Consent”), dated as of March 11, 2009, is entered into by (a) Global Employment Holdings, Inc., a Delaware corporation (the “Company”), (b) Victory Park Management, LLC, a Delaware limited liability company, in its capacity as Collateral Agent (the “Collateral Agent”) for the holders (the “Noteholders”) of the Senior Secured Convertible Notes, as amended (the “Notes”), issued by the Company pursuant to the Notes Securities Purchase Agreement, dated as of March 31, 2006, as amended (the “Purchase Agreement”), and (c) the Noteholders listed on the signature pages hereto, representing more than 66-2/3% of the aggregate outstanding principal amount of the Notes.
WHEREAS:
A. The Company’s subsidiary Global Employment Solutions, Inc., a Colorado corporation (“GES”), desires to sell certain Assets (as defined in the proposed Asset Purchase and Sale Agreement to be entered into by and among the Company, Temporary Placement Service, Inc., a Georgia corporation (“TPS”), and Eastern Staffing, LLC, a California limited liability company, d.b.a. Select Staffing, a copy of which is set forth in Attachment A hereto) of its subsidiary TPS (the “TPS Asset Sale”) and use the proceeds therefrom to partially pay down the outstanding balances on the Company’s working capital revolving credit line and term note with Wells Fargo Bank, N.A., and for working capital purposes.
B. Pursuant to Section 5(g)(i) of the Security Agreement, dated as of March 31, 2006, as amended, made by the Company and its subsidiaries in favor of the Collateral Agent, and Section 6(e) of the Pledge Agreement, dated as of March 31, 2006, as amended, made by the Company and its subsidiaries in favor of the Collateral Agent, the Collateral Agent’s consent, on behalf of the Noteholders, is required to consummate the TPS Asset Sale.
C. In consideration for the Collateral Agent’s consent to the TPS Asset Sale, the Company has agreed to amend the definition of the term “Senior Indebtedness” in the Notes (the “Amendment”).
D. Pursuant to the terms of the Notes, the consent of the holders of 66-2/3% of the aggregate outstanding principal amount of the Notes is required to approve the Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree and consent as follows:
1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Notes.
2. Consent of the Collateral Agent. The Collateral Agent hereby consents to the TPS Asset Sale.
3. Amendment to Section 28 of the Notes. Effective 90 days after closing of the TPS Asset Sale, the following subsections of Section 28 of the Notes are amended to read in their entirety as follows:
“(m) ‘Credit Facility’ means the Credit and Security Agreement, dated as of April 29, 2008, by and among certain subsidiaries of the Company and Wells Fargo Bank, N.A., acting through its Wells Fargo Business Credit operating division (as the same may be amended from time to time) and all other Loan Documents (as defined therein), each as has been amended and may be amended from time to time, or any refunding or replacement thereof.”
“(mm) ‘Senior Indebtedness’ means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating thereto) payable by Company under or in connection with the Credit Facility; provided, however, that (1) the aggregate amount of the outstanding amount of the Revolving Advances (as defined in the Credit Facility) made pursuant to Section 2.1 of the Credit Facility, the outstanding Term Advance (as defined in the Credit Facility) and the outstanding L/C Amount (as defined in the Credit Facility) will not at any time exceed $20,000,000 prior to April 30, 2009, and $15,000,000 on or after April 30, 2009, in each case as such amount is reduced from time to time by principal payments of the portion of the Senior Indebtedness constituting term loans and permanent reductions of the revolving commitments under the Credit Facility, (2) the aggregate amount of the outstanding amount of the Revolving Advances (as defined in the Credit Facility) made pursuant to Section 2.1 of the Credit Facility and the outstanding L/C Amount (as defined in the Credit Facility) will not at any time exceed $10,000,000, and (3) such Senior Indebtedness shall not at any time, respective of the base rate used and excluding any Default Period (as defined in the Credit Facility), bear an annual interest rate in excess of the sum of the WFBC Base Rate (as defined in the Credit Facility) plus 3% (excluding commitment and similar per annum fees) with respect to Revolving Advances (as defined in the Credit Facility) and the sum of the WFBC Base Rate (as defined in the Credit Facility) plus 5% (excluding commitment and similar per annum fees) with respect to Term Advances.”

4. Release of Liens. Upon closing of the TPS Asset Sale, the Collateral Agent shall release all liens, security interests, and encumbrances of any kind or nature on, in or of the Assets, and the Company, GES and TPS are authorized to prepare, file and record (a) any and all partial UCC releases or amendments necessary to evidence such release with respect to UCC financing statements covering the Assets filed against TPS by or on behalf of the Collateral Agent for the benefit of the Noteholders. Further, the Collateral Agent shall cause a release of the assignments for security with respect to all of the Intellectual Property Rights (as defined in the Purchase Agreement) contained in the Assets to be filed with the U.S. Patent and Trademark Office.
5. No Other Changes. Except as explicitly set forth in this Consent, all of the terms and conditions of the Notes remain in full force and effect.
6. Condition Precedent. Effectiveness of Sections 3 and 4 hereof are conditioned upon closing of the TPS Asset Sale.
7. Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Consent and the consummation of the transactions contemplated hereby.
8. Facsimile Signatures; Counterparts. This Consent may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
9. Governing Law. This Consent shall be governed by and construed in accordance with the laws of the State of New York (without reference to conflict of laws principles).
[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Consent to be executed and delivered as of the date first written above.

THE COLLATERAL AGENT:		THE COMPANY:

VICTORY PARK MANAGEMENT, LLC		GLOBAL EMPLOYMENT HOLDINGS, INC.

By:	/s/ Matthew Ray	By:	/s/ Dan Hollenbach
	Name: Matthew Ray		Name: Dan Hollenbach
	Title: Manager		Title: Chief Financial Officer, Treasurer and Secretary

THE NOTEHOLDERS:

VICTORY PARK CREDIT OPPORTUNITIES MASTER FUND, LTD.		RADCLIFFE SPC, LTD., for and on behalf of the Class A Convertible Crossover Segregated Portfolio

By:	Victory Park Capital Advisors, LLC	By:	RG Capital Management, L.P.
By: RGC Management Company, L.L.C.

By:	/s/ Matthew Ray	By:	/s/ Geral F. Stahlecker
	Name: Matthew Ray		Name: Gerald F. Stahlecker
	Title: Principal		Title: Managing Director
Consent and Second Amendment to Notes

ATTACHMENT A
Asset Purchase and Sale Agreement